PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	Donna Granato
	950 Third Avenue, 5th Floor		Director, Finance & Investor Relations
	New York, NY 10022		646-429-1809
dgranato@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2009
QUARTERLY HIGHLIGHTS:
•	MDC EBITDA increased to $17.5 million vs. $17.0 million in Q2 2008, an increase of 3.1%
•	EBITDA margin increased to 13.7% vs. 12.8% in Q2 2008, an increase of 90 basis points
•	Free Cash Flow increased to $12.9 million vs. $8.1 million in Q2 2008, an increase of 58.4%
•	Revenues decreased to $134.9 million vs. $156.9 million in Q2 2008, a decrease of 14.1%
•	Organic revenue decline of 12.0% for Q2 2009
•	Net new business wins of $16.2 million for Q2 2009

YEAR TO DATE HIGHLIGHTS:
•	MDC EBITDA increased to $28.8 million vs. $27.8 million in the first half of 2008, an increase of 3.4%
•	EBITDA margin increased to 11.5% vs. 11.1% in the first half of 2008, and increase of 40 basis points
•	Free Cash Flow increased to $20.7 million vs. $12.2 million in Q2 2008, an increase of 70.1%
•	Revenues decreased to $261.6 million vs. $297.9 million in the first half of 2008, a decrease of 12.2%
•	Organic revenue decline of 9.5% for the first half of 2009
•	Net new business wins of $17.3 million for the first half of 2009

NEW YORK, NY (July 30, 2009) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and six months ended June 30, 2009.

Consolidated revenues for the second quarter of 2009 were $134.9 million, a decrease of 14.1% compared to $156.9 million in the second quarter of 2008.  MDC EBITDA (as defined) for the second quarter of 2009 was $17.5 million, an increase of 3.1% compared to $17.0 million in the second quarter of 2008.  Net income attributable to MDC Partners Inc. in the second quarter was $0.1 million compared to a loss of ($4.5) million in the second quarter of 2008.  Diluted earnings per share attributable to MDC Partners Inc. common shareholders for the second quarter of 2009 was $0.01 compared with a loss of ($0.17) per share in the same period of 2008.  Free cash flow (as defined) was $12.9 million in the second quarter of 2009 compared with $8.1 million in the second quarter of 2008.

Consolidated revenues for the first six months of 2009 were $261.6 million, a decrease of 12.2% compared to $297.9 million in the first half of 2008.  MDC EBITDA (as defined) for the first six months of 2009 was $28.8 million, an increase of 3.4% compared to $27.8 million in the first half of 2008.  Net income attributable to MDC Partners Inc. in the first six months was $0.1 million compared to a loss of ($7.9) million in the first half of 2008.  Diluted earnings per share attributable to MDC Partners Inc. common shareholders for the first six months of 2009 was $0.01 compared with a loss of ($0.29) per share in the same period of 2008.  Free cash flow (as defined) was $20.7 million in the first six months of 2009 compared with $12.2 million in the first half of 2008.

“Our fiscal discipline and continued rigorous focus on optimizing our businesses has enabled MDC to post industry leading financial results.  We are seeing signs of an expanding advertising economy which we believe will slowly improve through the second half of 2009, with much better results in 2010,” said Miles S. Nadal, Chairman & CEO of MDC Partners.  “Like all players in the industry we are affected by the economy, but we firmly believe we are exceedingly well positioned to capitalize on changes to how consumers consume influence in an increasingly fragmented digital media landscape, and most importantly, increase our share of market.”

"Our fiscal discipline has resulted in increased EBITDA, increased liquidity, increased free cash flow and increased margins.  Our net debt decreased nearly $24 million on a year over year basis.  Although we are proud of our performance, we believe that our momentum will continue in the years ahead," said David Doft, Chief Financial Officer.

Conference Call

Management will host a conference call on July 31, at 8:30 a.m. (EST) to discuss our results.  The conference call will be accessible by dialing 1-416-644-3414 or toll free 1-800-733-7560.  An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Friday, August 7, 2009 by dialing 1-416-640-1917 or toll free 1-877-289-8525 (passcode 21308671#) or by visiting our website.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications solutions and services to clients in North America, Europe and Latin America.  Through its partnership of entrepreneurial firms it provides advertising, specialized communications and consulting services to leading brands. MDC Partners’ philosophy emphasizes the utilization of strategy and creativity to drive growth for its clients. “MDC Partners is The Place Where Great Talent Lives”. MDC Partners Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures."  Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting MDC’s share of EBITDA and EBITDA margin (as defined) for the three and six months ended June 30, 2009 and 2008; and (2) presenting Free Cash Flow (as defined) for the three and six months ended June 30, 2009 and 2008.  Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of national and regional economic downturn;
•	the Company’s ability to attract new clients and retain existing clients;
•	the financial success of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and
•	foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Revenue	$134,882	$156,949	$261,620	$297,851

Operating Expenses:
Cost of services sold	88,238	102,333	174,117	197,852
Office and general expenses	30,173	36,435	61,325	70,890
Depreciation and amortization	7,604	8,585	15,197	18,361
	126,015	147,353	250,639	287,103

Operating profit	8,867	9,596	10,981	10,748

Other Income (Expenses):
Other income (expense)	(2,541)	(501)	89	3,127
Interest expense	(3,723)	(3,656)	(7,484)	(7,567)
Interest income	70	428	272	894

Income from continuing operations before income taxes
and equity in affiliates	2,673	5,867	3,858	7,202

Income taxes expense	1,608	4,485	2,223	4,193

Income from continuing operations before equity in affiliates	1,065	1,382	1,635	3,009
Equity in earnings of non-consolidated affiliates	105	81	198	221

Income from continuing operations	1,170	1,463	1,833	3,230
Loss from discontinued operations attributable to MDC
Partners Inc., net of taxes	(108)	(2,891)	(361)	(5,927)
Net income (loss)	1,062	(1,428)	1,472	(2,697)
Net income attributable to the noncontrolling interests	(983)	(3,044)	(1,365)	(5,167)
Net income (loss) attributable to MDC Partners Inc.	$79	$(4,472)	$107	$(7,864)

Income (Loss) Per Common Share:
Basic and Diluted:
Income (loss) from continuing operations attributable to
MDC Partners Inc. common shareholders	$0.01	$(0.06)	$0.02	$(0.07)
Discontinued operations attributable to MDC Partners
Inc. common shareholders	$0.00	$(0.11)	$(0.01)	$(0.22)
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$0.01	$(0.17)	$0.01	$(0.29)

Weighted Average Number of Common Shares:
Basic	27,440,030	26,831,952	27,278,786	26,664,557
Diluted	27,684,194	26,831,952	27,278,786	26,664,557

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended June 30, 2009

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$82,502	$30,294	$22,086	-	$134,882

Operating Income (Loss) as Reported	$10,798	$1,095	$1,193	$(4,219)	$8,867

Add:
Depreciation and amortization	5,341	1,768	415	80	7,604
Stock-based compensation	371	19	164	1,491	2,045

EBITDA *	16,510	2,882	1,772	(2,648)	18,516
margin	20.0%	9.5%	8.0%		13.7%

Less: Net income attributable to noncontrolling interests	(783)	-	(200)	-	(983)

MDC's Share of EBITDA**	$15,727	$2,882	$1,572	$(2,648)	$17,533

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less net income attributable to noncontrolling interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended June 30, 2008

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$88,126	$36,843	$31,980	-	$156,949

Operating Income (Loss) as Reported	$8,734	$2,295	$3,479	$(4,912)	$9,596

Add:
Depreciation and amortization	5,932	1,880	706	67	8,585
Stock-based compensation	571	35	222	1,035	1,863

EBITDA*	15,237	4,210	4,407	(3,810)	20,044
margin	17.3%	11.4%	13.8%		12.8%

Less: Net income attributable to noncontrolling interests	(1,842)	(130)	(1,072)	-	(3,044)

MDC's Share of EBITDA**	$13,395	$4,080	$3,335	$(3,810)	$17,000

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less net income attributable to noncontrolling interests.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Six Months Ended June 30, 2009

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$161,372	$59,426	$40,822	-	$261,620

Operating Income (Loss) as Reported	$17,129	$933	$1,143	$(8,224)	$10,981

Add:
Depreciation and amortization	10,581	3,608	835	173	15,197
Stock-based compensation	804	48	326	2,764	3,942

EBITDA *	28,514	4,589	2,304	(5,287)	30,120
margin	17.7%	7.7%	5.6%		11.5%

Less: Net income attributable to noncontrolling interests	(1,148)	-	(217)	-	(1,365)

MDC's Share of EBITDA**	$27,366	$4,589	$2,087	$(5,287)	$28,755

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less net income attributable to noncontrolling interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Six Months Ended June 30, 2008

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$165,104	$71,506	$61,241	-	$297,851

Operating Income (Loss) as Reported	$9,986	$3,522	$6,603	$(9,363)	$10,748

Add:
Depreciation and amortization	13,213	3,705	1,308	135	18,361
Stock-based compensation	1,017	67	474	2,303	3,861

EBITDA*	24,216	7,294	8,385	(6,925)	32,970
margin	14.7%	10.2%	13.7%		11.1%

Less: Net income attributable to noncontrolling interests	(2,528)	(187)	(2,452)	-	(5,167)

MDC's Share of EBITDA**	$21,688	$7,107	$5,933	$(6,925)	$27,803

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation  and amortization and stock-based compensation less net income attributable to noncontrolling interests.

SCHEDULE 4

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
MDC EBITDA	$17,533	$17,000	$28,755	$27,803
Capital Expenditures	(1,257)	(4,417)	(2,087)	(8,594)
Cash Taxes	(468)	(593)	(402)	(873)
Cash Interest, net & Other	(2,931)	(3,861)	(5,584)	(6,177)
Free Cash Flow	$12,877	$8,129	$20,682	$12,159

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	June 30,	December 31,
	2009	2008

Assets
Current Assets:
Cash and cash equivalents	$57,934	$41,331
Accounts receivable, net	118,151	106,954
Expenditures billable to clients	18,676	16,949
Prepaid expenses	5,502	5,240
Other current assets	3,548	5,270
Total Current Assets	203,811	175,744

Fixed assets, net	38,406	44,021
Investment in affiliates	1,938	1,593
Goodwill	239,534	238,214
Other intangible assets, net	39,888	46,852
Deferred tax assets	10,788	11,926
Other assets	9,915	10,889
Total Assets	$544,280	$529,239

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$79,692	$75,360
Accrued and other liabilities	58,553	55,338
Advance billings, net	51,301	50,053
Current portion of long term debt	40,183	1,546
Deferred acquisition consideration	3,311	5,538
Total Current Liabilities	233,040	187,835

Revolving credit facility	11,860	9,701
Long-term debt	132,767	133,305
Convertible notes	-	36,946
Other liabilities	9,529	6,949
Deferred tax liabilities	4,596	4,700
Total Liabilities	391,792	379,436

Redeemable Noncontrolling Interests	56,068	21,751

Shareholders' Equity:
Common shares	217,775	213,534
Additional paid in capital	-	33,470
Charges in excess of capital	(2,508)	-
Accumulated deficit	(112,732)	(112,836)
Stock subscription receivable	(341)	(354)
Accumulated other comprehensive income (loss)	(6,570)	(6,633)
MDC Partners Inc. Shareholders' Equity	95,624	127,181
Noncontrolling Interests	796	871
Total Equity	96,420	128,052

Total Liabilities, Redeemable Noncontrolling
Interests and Equity	$544,280	$529,239

SCHEDULE 6

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	Six Months Ended June 30,
	2009	2008

Cash flows provided by continuing operating activities	$21,721	$22,621
Discontinued operations	$(290)	$534
Net cash provided by operating activities	$21,431	$23,155

Net cash used in investing activities	$(5,760)	$(18,488)

Net cash provided by financing activities	$873	$3,584

Effect of exchange rate changes on cash and cash equivalents	$59	$(151)

Net increase in cash and cash equivalents	$16,603	$8,100